UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

X4 Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Massachusetts Avenue, 4th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 529-8300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XFOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Inducement Equity Incentive Plan

On June 17, 2019, the Board of Directors of X4 Pharmaceuticals, Inc. (the “Company”) adopted the X4 Pharmaceuticals, Inc. 2019 Inducement Equity Incentive Plan (the “Inducement Plan”), to be effective immediately, pursuant to which the Company reserved 150,000 shares of its common stock to be used exclusively for grants of Awards (as defined below) to individuals who were not previously employees or directors of the Company, or who are returning to employment following a bona fide period of non-employment with the Company, in each case as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4), the Company did not seek approval of the Inducement Plan by its stockholders. An “Award” is any right to receive shares of the Company’s common stock or other property pursuant to the Inducement Plan, including nonstatutory stock options, restricted stock awards and restricted stock unit awards. On June 17, 2019, the Company’s Board of Directors also adopted forms of agreements for use with the Inducement Plan.

Complete copies of the Inducement Plan, the Form of Stock Option Agreement under the Inducement Plan, the Form of Restricted Stock Agreement under the Inducement Plan and the Form of Restricted Stock Unit Agreement under the Inducement Plan are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The above summary of the terms of the Inducement Plan and the forms of agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Forms of Restricted Stock Unit Agreement

In addition, on June 17, 2019, the Company’s Board of Directors also adopted the Form of Restricted Stock Unit Agreement under the Company’s 2017 Equity Incentive Plan and the Form of Restricted Stock Unit Agreement under the Company’s 2015 Employee, Director and Consultant Equity Incentive Plan, as amended, which are filed herewith as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 17, 2019, the Company’s stockholders voted on the following proposals:

1. The following nominee was elected to the Company’s Board of Directors as a Class II director to serve for a term expiring at the 2022 annual meeting of stockholders, and until her successor is elected and qualified.

	Shares Voted For	Shares Voted to Withhold Authority	Broker Non-Votes
René Russo	6,297,667	808,495	1,966,061

2. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019 was ratified.

Shares Voted For:	8,406,203
Shares Voted Against:	2,524
Shares Abstaining:	663,496
Broker Non-Votes:	0

Following the annual meeting of stockholders, on June 17, 2019, the Company’s Board of Directors also appointed Murray W. Stewart, M.D. as Chair of the Compensation Committee of the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	X4 Pharmaceuticals, Inc. 2019 Inducement Equity Incentive Plan

10.2	Form of Stock Option Agreement under the 2019 Inducement Equity Incentive Plan

10.3	Form of Restricted Stock Agreement under the 2019 Inducement Equity Incentive Plan

10.4	Form of Restricted Stock Unit Agreement under the 2019 Inducement Equity Incentive Plan

10.5	Form of Restricted Stock Unit Agreement under the Company’s 2017 Equity Incentive Plan

10.6	Form of Restricted Stock Unit Agreement under the Company’s 2015 Employee, Director and Consultant Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: June 19, 2019	By:	/s/ Paula Ragan, Ph.D.
Paula Ragan, Ph.D.
President and Chief Executive Officer